EXHIBIT 99.1

Tauriga Sciences, Inc. Completes $225,000 Private Placement With New York City Based Institutional Investor Magna Group

NEW YORK, May 24, 2013 (GLOBE NEWSWIRE) -- Tauriga Sciences, Inc. (OTCQB:TAUG) ("Tauriga" or the "Company"), a life sciences company creating a diversified portfolio of medical technology assets, novel medical devices and consumer healthcare, is pleased to announce that the Company has completed a $225,000 financing through a senior convertible note issued to a Magna Group LLC affiliate fund, Hanover Holdings I, LLC (the "Investor"), headquartered in New York, NY.

The note is convertible at any time, in whole or in part, at the Investor's option into shares of the Company's Common Stock at a fixed conversion price of $0.055 or 5.5 cents per share (subject to adjustment). The Company has agreed to file a registration statement with the U.S. Securities & Exchange Commission ("SEC") covering the resale of the underlying shares of Common Stock that may be obtained by conversion of the note. Funds obtained through this financing will be used by the Company for general and administrative purposes ("G & A") and working capital.

Tauriga's CEO, Mr. Seth M. Shaw stated, "The Company is very pleased to have completed this initial tranche of financing with a highly respected institutional investor. The Company's management appreciates the vote of confidence from a quality investor and is confident in its ability to attract additional capital at terms that both benefit the shareholders and provide the Company with requisite working capital to capitalize on important business opportunities. The Company is working diligently to both restore and create lasting shareholder value."

The note has an eight-month term and was issued with an initial principal amount of $337,500 for a purchase price of $225,000 (a 33.33% original issue discount). Under terms of the note, the initial principal amount of $337,500 will be reduced to the purchase price of $225,000 if the Company meets all of their filing obligations as detailed in the corresponding Form 8-K filing. The note accrues at the rate of 12% per annum and includes customary event of default provisions.

Joshua Sason, the Chief Executive Officer of Hanover Holdings I, LLC notes, "Given management's strong reputation and breadth of experience in the biotech and healthcare space, we are confident that our investment will enable continued development of Tauriga Sciences' platform and internal structure. As Tauriga continues to build upon its infrastructure, stakeholders can look forward to a more robust and valuable medical portfolio."

About Magna Group

Magna Group is a leading alternative investment firm that makes innovative structured investments and provides financial partnership to its portfolio companies; public and private, domestic and international. With a focus on the small and lower-middle markets, Magna Group maintains an active long portfolio of over 40 emerging growth and development stage companies at any given time. As a financial partner, Magna Group prioritizes relationship and works closely with portfolio companies to develop customized equity, debt and hybrid investment solutions. Please visit www.magnagroupcapital.com for more information.

About Tauriga Sciences, Inc. (OTCQB:TAUG):

Tauriga Sciences, Inc. is a life sciences company that focuses on proprietary biotherapeutics and diagnostics, novel medical devices and consumer healthcare. The mission of the Company is to acquire and build a diversified portfolio of medical technology assets that is capital efficient and of significant value to the shareholders. The Company's business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. The Company's new corporate website can be found at www.taurigasciences.com.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

CONTACT: Mr. Seth M. Shaw Chairman & Chief Executive Officer Tauriga Sciences, Inc. www.taurigasciences.com New York: +1-917-796-9926 Montreal: +1-514-840-3697 Email: sshaw@tauriga.com.